UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

RenaissanceRe Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-014-1974
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Renaissance House

12 Crow Lane

Pembroke, HM19 Bermuda

(Address of principal executive office)

(441) 295-4513

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 19, 2015, RenaissanceRe Holdings Ltd. (the “Company”) issued a press release announcing that its subsidiary, RenaissanceRe Finance Inc. (“RRFI”), priced an underwritten public offering of $300 million aggregate principal amount of 3.700% Senior Unsecured Fixed Rate Notes due 2025 (the “Offering”). On February 25, 2015, the Company and Barclays Bank PLC entered into a credit agreement pursuant to which Barclays Bank PLC made a term loan to the Company in the aggregate principal amount of $300,000,000. The term loan was used to finance a portion of the cash consideration payable by the Company in the acquisition of Platinum Underwriters Holdings, Ltd. Through a series of intercompany transactions, including a loan from RRFI to the Company, the net proceeds from the Offering will be applied by the Company to repay, together with cash on hand, the term loan. The press release announcing the pricing of the Offering is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit #	Description

99.1	Press Release, dated March 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date: March 20, 2015	By:	/s/ Stephen H. Weinstein
	Name:	Stephen H. Weinstein
	Title:	Senior Vice President, General Counsel & Corporate Secretary

INDEX TO EXHIBITS

Exhibit #	Description

99.1	Press Release, dated March 19, 2015